SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON D.C.  20549

                            FORM 8-K



       Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



               Date of Report:     December 1, 1996
               (Date of earliest event reported)


             Bion Environmental Technologies, Inc.
     (Exact Name of Registrant as Specified in its Charter




   Colorado                0-19333              84-1176672
  (State of              (Commission         (I.R.S. Employer
Incorporation)            File No.)          Identification No.)





      555 17th Street, Suite 3310, Denver, Colorado 80202
     (Address and Zip Code of Principal Executive Offices)






Registrant's telephone number including area code: (303) 294-0750


ITEM 5.   OTHER EVENTS.

(a) (i) Bion Environmental Technologies, Inc., through its wholly-owned subsidiaries Bion Technologies, Inc. and BionSoil, Inc. (collectively referred to as the "Registrant") signed contracts in New York State during December 1996, for the design, permitting, construction oversight and initial operation of a BionSoil NMSO system for a large dairy farm (with a total of 600 cows) and for a combination waste treatment system which will blend food processing wastes with animal waste from a 500 cow dairy. Additionally, during the same period the Registrant completed start-up and initial operation of three BionSoil NMS systems representing 1,200 additional cows in the same area.

     (ii) Currently the Registrant has ten BionSoil NMS systems in operation in New York, Washington, Florida and North Carolina, six in various stages of construction (ranging from final design to initial operation) in Maryland, New York, Washington and Oregon, and five signed contracts for installations in New York and North Carolina. The BionSoil NMS process is designed for the treatment and disposal of large quantities of untreated livestock waste and wastewater that are produced in large animal raising agricultural facilities. The wastes generated in these types of facilities represent a significant environmental problem for the agricultural industry. The BionSoil NMS system bioconverts these wastes into a marketable by-product, BionSoilO, a nutrient-rich organic soil like product that is saleable in the organic soils and soil enhancers market. The Registrant processes and sells the BionSoil produced in the systems and returns a portion of the wholesale price to the farm. Additionally, the systems treat the wastewater so that it can be reused on the farm and they significantly reduce odors associated with the operation.

(b) Effective December 1, 1996, the Registrant entered into an agreement (the "Agreement") with Global Financial Group, Inc. ("GFG") whereby Registrant has engaged GFG to provide investment banking services from December 1, 1996 to
     November 30, 1998. Under the Agreement GFG has agreed to provide Registrant with advice; to consult with Registrant concerning business and financial planning, corporate organization and structure, financial matters in connection with the operation of the business of Registrant, private and public equity and debt financing, acquisitions, mergers and other similar business combinations, Registrant's relations with its securities holders, preparation and distribution of periodic reports, and shall periodically provide to Registrant an analysis of its financial statements. Registrant will provide GFG with the following compensation for the provision of these services: a warrant to purchase 100,000 shares of Registrant's common stock at $6.00 per share exercisable for a six months period commencing June 1, 1998. Additionally, if, directly or indirectly through the efforts of GFG, Registrant raises not less than $1,250,000, or other amount satisfactory to Registrant by June 30, 1997, GFG shall have earned a warrant to purchase 150,000 shares of Registrant's common stock at $8.00 per share exercisable for a six months period commencing June 1, 1999, and a warrant to purchase 200,000 shares of Registrant's common stock at $12.00 per share exercisable for a six months period commencing June 1, 2001 and expiring December 1, 2001. If at any time prior to the exercise of these warrants Registrant undertakes to register any shares of its common stock pursuant to a form of registration statement which would allow registration of the shares underlying the exercise of these warrants, then Registrant shall include the underlying shares in such registration statement at Registrant's sole cost; PROVIDED, HOWEVER, in the event of a registration statement involving an underwriter, such underwriter shall have the right, in its sole discretion, to impose restrictions on the resale of Registrant's securities issued pursuant hereto and/or eliminate this registration right from the underwritten registration statement in its entirety. Additionally, the agreement between GFG and Registrant effective August 1, 1995 to July 31, 1996 (see Form 8-K dated August 1, 1995) contained warrants to purchase 50,000 shares of Registrant's common stock at $2.00 per share for a period ending July 31, 1996 which warrants have expired, and warrants to purchase 50,000 shares of Registrant's common stock at $4.00 per share for a period ending July 31, 1997 and warrants to purchase 100,000 shares of Registrant's common stock at $6.00 per share for a period ending July 31, 1998 which warrants have been cancelled. However, for services provided to this date under the agreement, Registrant has issued to GFG warrants to purchase 25,000 shares of Registrant's common stock at $6.00 per share for a six months period commencing June 1, 1998, warrants to purchase 50,000 shares of Registrant's common stock at $8.00 per share for a six months period commencing June 1, 1999 and warrants to purchase 25,000 shares of Registrant's common stock at a price of $10.00 per share for a period commencing March 1, 2001 and ending October 1, 2003. A copy of the Agreement is attached hereto as Exhibit 10.1.

c) Effective December 15, 1996 Registrant issued an option under Registrant's Fiscal Year 1994 Incentive Compensation Plan to Scott R. Sieck, Manager of Corporate Development and Investor Relations, to purchase up to 50,000 shares of the Registrant's Common Stock at a price of $6.25 exercisable through May 1, 1997. A copy of the option agreement is attached hereto as Exhibit 10.2.

d) Effective December 1, 1996 the Registrant and Harley E. Northrop ("Lender") (collectively the "Parties") finalized a credit facility agreement ("Agreement") effective as of October 25, 1996 under which Lender shall make a $500,000 credit facility available to Registrant. Under the terms of the Agreement the entire drawn down balance will be due and payable on December 31, 1999 (with no prepayment penalties should the balance be paid at an earlier date), interest will be paid on the drawn down balance at the rate of 1% per month, at any time after January 1, 1998 the entire outstanding balance may be converted into Units each consisting of one share of restricted stock of Registrant and one warrant to purchase one share of restricted stock of Registrant for a price per unit of $4.50. As additional consideration for entering into the Agreement, for each $5.00 drawn down the Registrant shall issue to Lender one warrant to purchase one share of Registrant's restricted stock at a price of $4.50 per share. As incentive for the Registrant to pay the balance due at an earlier date than December 31, 1999, it was agreed that if Registrant pays the entire balance due on or before December 31, 1998, the quantity of warrants issued will be reduced by 50%. Further, Lender agreed that any warrants issued under the Agreement will be exchanged for Class E-1 Warrants under the exchange offer in e(iii) below. As of the date of this report $85,000 has been advanced under the Agreement. Harley E. Northrop is the father of Jon Northrop (Company's Chief Executive Officer) and Jere Northrop (Company's President). A copy of the Agreement is attached as Exhibit 10.3.

e) Effective December 1, 1996 the Registrant initiated a series of actions designed to simplify its capital structure. The following actions were taken:

     i) On December 20, 1996 Dublin Holding, Ltd. ("DHL") agreed to convert the Company's outstanding debt in the amount of $319,527 into units (the "Units") consisting of one share of the Registrant's common stock plus one class K Warrant (the "Warrants")(each Warrant authorizing the holder to purchase one share of Registrants restricted and legended common stock for a price of $4.50 per share for a period commencing January 1, 2001 and expiring December 31, 2001, which warrants were subsequently converted to Class E-1
          Warrants pursuant to the offer described in e(iii) below). A copy of the Agreement is attached hereto as
          Exhibit 10.4.

     ii) Effective December 1, 1996 Jon Northrop, Registrant's CEO, Jere Northrop, Registrant's President and COO, and
          M. Duane Stutzman, Registrant's Treasurer and CFO signed Investor Representation and Subscription Agreements ("Agreements") to purchase 33,334, 33,334, and 13,334 shares of the restricted and legended common stock of the Registrant plus 50,000, 50,000, and 20,000 E-1 Warrants to purchase additional shares of the Registrant's common stock at a per share price of $6.00 for a price of $100,000, $100,000 and $40,000 respectively. Further, each of the officers have notified the Registrant that payment for the subscribed stock would be made by cancellation of salary amounts owed to the officers by the Registrant in the amounts of $100,000, $100,000, and $40,000 respectively, such cancellation and payment to occur upon issuance of the restricted and legended common stock. A copy of the form of the Agreements is attached hereto as Exhibit 10.5.

     iii) Effective December 1, 1996 through December 31, 1996, the Registrant made an offer (the "Offer") to all holders of warrants to purchase shares of the Registrant's restricted and legended common stock at a price per share of $4.50, to exchange each of their warrants for 1.5 Class E-1 Warrants to purchase shares of the Registrant's restricted and legended common stock at a price per share of $6.00 for a period commencing January 1, 2001 and expiring December 31, 2001. The holders of warrants subject to this offer are primarily officers, directors, members of the Northrop family, Dublin Holding, Ltd.("DHL"), LoTayLingKyur, Inc. ("LTLK"), and principals of DHL and LTLK. All such warrant holders accepted the Offer. A copy of the Offer is attached as Exhibit 10.6.

     As a result of these actions, $559,527 of short term debt will be converted into 106,509 shares of restricted common stock of the Registrant plus 159,764 class E-1 Warrants and $240,000 of subscribed stock (see e(ii) above). Additionally, 2,300,000 warrants at $4.50 per share have been replaced with 3,450,000 Class E-1 Warrants all exercisable for a 12 months period ending December 31, 2001. As a result, the outstanding warrant structure was simplified so that (with the exception of 14,500 warrants at $3.00, 45,000 warrants at $5.00, and employee options under the Fiscal Year 1994 Incentive Compensation Plan (10,000 at $3.75, 60,000 at $5.00 and 50,000 at $5.25)) no warrants are outstanding at less than $6.00 per share. A copy of the form of the E-1 Warrants is attached hereto as Exhibit 10.7.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     10.1 Agreement  dated December 16, 1996, effective  December
          1, 1996, with Global Financial Group, Inc.

     10.2 Option Agreement with Scott R. Sieck under Fiscal  Year
          1994 Incentive Compensation Plan.

     10.3 Agreement dated December 1, 1996 effective October  25,
          1996 with Harley E. Northrop.

     10.4 Agreement dated December 20, 1996, with Dublin Holding,
          Ltd.

     10.5 Form of Agreement with Jon Northrop, Jere Northrop  and
          M. Duane Stutzman.

     10.6 Offer to Warrant Holders.

     10.7 Form of E-1 Warrant.



                           SIGNATURES

     Pursuant  to the requirements of the Securities and Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              BION   ENVIRONMENTAL  TECHNOLOGIES, INC.



Date: January 21, 1997        By:   /s/ M. Duane Stutzman
                                   M. Duane Stutzman, Chief Financial Officer


                       INDEX TO EXHIBITS

Financial Statements and Exhibits.


     10.1 Agreement  dated December 16, 1996, effective  December
          1, 1996, with Global Financial Group, Inc.

     10.2 Option Agreement with Scott R. Sieck under Fiscal  Year
          1994 Incentive Compensation Plan.

     10.3 Agreement dated December 1, 1996 effective October  25,
          1996 with Harley E. Northrop.

     10.4 Agreement dated December 20, 1996, with Dublin Holding,
          Ltd.

     10.5 Form of Agreement with Jon Northrop, Jere Northrop  and
          M. Duane Stutzman.

     10.6 Offer to Warrant Holders.

     10.7 Form of E-1 Warrant.